UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549	OMB APPROVAL
OMB Number: 3235-0060 Expires: April 30, 2009 Estimated average burden hours per response ........5.0

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported )	May 16, 2007
MxEnergy Holdings Inc.
(Exact name of registrant as specified in its charter)
Delaware	333-138425	20-2930908
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
595 Summer Street, Suite 300, Stamford, Connecticut		06901
(Address of principal executive offices)		(Zip Code)
Registrant's telephone number, including area code	(203) 356-1318
N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 – Other Events.

On May 16, 2007, MxEnergy Holdings Inc. (the “Company”), through its subsidiary MxEnergy Electric Inc. (“MxEnergy Electric”), acquired substantially all of the assets of Vantage Power Services, L.P. (“Vantage”). Beginning on May 17, 2007, MxEnergy Electric will supply power to 2,500 former residential and commercial service locations of Vantage in and around Houston, Dallas/Ft. Worth and Corpus Christi, Texas.

On May 17, 2007, the Company issued a press release entitled “MXenergy Enters Texas Market Following Agreement with Vantage Power Services.” A copy of the press release is being furnished by being attached hereto as Exhibit 99.1.

Item 9.01 – Financial Statements and Exhibits.

(d) Exhibits
Exhibit Number	Description
99.1	Press Release dated May 17, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MXENERGY HOLDINGS INC.

By:	/s/ Carole R. Artman-Hodge
Name: Carole R. Artman-Hodge
Title: Executive Vice President and Secretary

Date: May 17, 2007